SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
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Check the appropriate box:
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    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           COMMUNITY FINANCIAL CORP.
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               (Name of Registrant as Specified In Its Charter)

                               BARRETT R. ROCHMAN
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                               BARRETT R. ROCHMAN
                              1345 East Park Street
                           Carbondale, Illinois 62901
                                 (800) 529-3513


______________, 2000

Dear Fellow Stockholder:

         Enclosed are my proxy statement and proxy card relating to the 2000 annual meeting of stockholders of Community Financial Corp. ("Community Financial") and, if directors are not elected at the annual meeting, the next meeting of stockholders at which directors are elected. I decided to solicit your vote in favor of electing Michael B. Nadler and me to the Board of Directors of Community Financial because I am disappointed, among other reasons, with the financial performance and stock price of Community Financial. I also am soliciting proxies in favor of my stockholder proposal recommending that the Board of Directors of Community Financial hire an advisor or other consultant which specializes in financial institutions to make recommendations of specific actions designed to improve earnings and enhance stockholder value at Community Financial.

         As my proxy statement indicates, I am soliciting proxies to elect the 2 directors of Community Financial who are up for election at the 2000 annual meeting of stockholders. I do have past experience with the board of directors of a publicly-held company, having served on the board of directors of Heartland Bancshares, a bank holding company in Herrin, Illinois, until the time of its sale to Banterra Corp. in 1999. Mr. Nadler has over 20 years of experience in the banking industry, having most recently served as First Vice President of Exchange National Bank, a bank with approximately $1 billion in assets before it was sold. While at Exchange National, Mr. Nadler had responsibility for a $100 million loan portfolio. The holding company for Exchange National also was a publicly-held company.

         If I am elected, I will encourage the Board of Directors to take measures designed to improve earnings at Community Financial. These measures, if implemented, hopefully will result in enhanced stockholder value and an increase in Community Financial's stock price. Although I have no plans to recommend pursuing an immediate sale of Community Financial, I remain open to considering a sale as part of a strategy for enhancing stockholder value.

         Among the things that trouble me with Community Financial is its current stock price. When Community Financial's stock was first offered to the public in 1995, it sold for $10 a share. On January 27, 2000, some 4 1/2 years later, the last trade was at $9-3/16. Think about it for a moment, a person who purchased Community Financial stock in the initial public offering in 1995 and who still is a stockholder today probably would have been better off investing his or her money in a money market account earning 5% per year rather than investing in Community Financial stock.

         Another thing that troubles me with Community Financial is the amount of directors fees paid to our directors. Each outside director of Community Financial has the opportunity to receive at least $9,200 per year in directors and committee fees, with the Chairman of the Board having the opportunity to receive at least $15,000 per year. If directors fees are going to be paid, then we should expect better results from Community Financial. If elected, I will immediately recommend that directors fees be eliminated or reduced until Community Financial's stock price has traded at not less than $14 per share for at least 6 consecutive months and until reasonable earnings goals are met. I think our directors need an incentive to take appropriate steps to increase our company's stock price. I would like our directors to establish earnings and stock price goals each year and not accept directors fees unless those goals are met.

Stockholders of Community Financial Corp.
____________, 2000
Page 2


         In addition, I am very disappointed with the Management Recognition Plan of Community Financial. Under the Management Recognition Plan, approximately 60,000 shares of Community Financial were awarded to directors. That seems to me to be a lot of stock to be awarded when the stock price of Community Financial is trading at a price today that is lower than its initial public offering price of $10 per share and when its returns on equity and assets are significantly below its peers. The question we stockholders should ask is, "what is our company recognizing?" It appears to me that instead of rewarding excellence, the Management Recognition Plan has at best rewarded mediocrity and should instead have been called the "Mediocre Rewards Plan."

         I have two more items to share with you. First, I was disappointed with the financial performance and stock price of another bank holding company, Heartland Bancshares, Inc., which was the holding company for Heartland National Bank in Herrin, Illinois until it sold to Banterra Corp. last year. I owned almost 8% of the outstanding stock of Heartland Bancshares. I also ran for the board of directors and solicited proxies in favor of my election. During the two months before I went on Heartland's board, the stock was trading between about $9 and $12 per share. Within about a month after I joined the board, the stock was trading above $14 a share. Now, I'm not suggesting that my going on the board of Heartland was the sole reason for the increase in the stock price, but I'd like to think that my appointment to the Board did have a positive effect on the stock price. Also, shortly after I joined the board at Heartland, it decided to sell to Banterra Corp. That sale closed in mid-1999 at sale price of $15.75 a share. While I am not implying here that similar increases in Community Financial's stock price or that a sale of Community Financial will occur if I am elected to the Board, I did want you to know what happened at another bank holding company whose board I recently served on.

         Second, I also was disappointed with the financial performance and stock price of another holding company, CSB Bancorp, which is the holding company for Centralia Savings Bank in Centralia, Illinois. I own in excess of 3% of the outstanding stock of CSB, and I asked the board of directors of CSB to make another individual and me the management's nominees for election as directors at the 2000 annual meeting of stockholders of CSB. I wanted to go on the board with goals of trying to increase earnings and enhance stockholder value at CSB. When CSB did not respond to my request, I filed my proxy materials with the Securities and Exchange Commission, received the SEC's clearance to mail my proxy materials and was prepared to mail my proxy statement to CSB's stockholders. About 2 or 3 days before I was going to mail my proxy materials, however, CSB announced that it was going to sell to Midland States Bancorp, with stockholders to receive a cash price of $16 for each share of CSB (incidentally, I voluntarily determined not to mail my proxy materials after the merger announcement was made). Before the announcement of its sale, CSB's stock had traded at a high of about $11 and a low of about $9 during 1999. Again, while I am not implying here that a sale of Community Financial will occur if I am elected to the Board or if I solicit proxies in favor of my election and my stockholder proposal, I did want you to know what happened at another bank holding company where I was a significant stockholder and where I was actively considering running a proxy contest in an effort to get elected to the board.

         After you have read my proxy statement, please sign the enclosed blue proxy card and return it to me as soon as possible in the enclosed self-addressed, postage pre-paid envelope. If you hold your shares through a broker or a bank, please call the person responsible for your account as soon as possible and ask him or her to vote the blue proxy card and not to vote the proxy card you receive from Community Financial.

         You also should receive a separate proxy statement and proxy card from the Board of Directors of Community Financial similar to the way you received those materials in the past. I encourage you to sign

Stockholders of Community Financial Corp.
____________, 2000
Page 3

and return only the enclosed blue proxy card and not the proxy card you may receive from Community Financial. If you do sign, date and return a blue proxy card to me and if you then later sign and return a proxy card to Community Financial, only the later proxy will be counted and the blue proxy will not be voted.

         Thank you in advance for your support. If you have any questions at all, need further assistance or want to discuss my views regarding Community Financial, please do not hesitate to call me at (800) 529- 3513.

                                                     Sincerely,


                                                     /s/ Barrett R. Rochman

                                                     Barrett R. Rochman

                                 PROXY STATEMENT
                                       OF
                               BARRETT R. ROCHMAN
                              1345 EAST PARK STREET
                           CARBONDALE, ILLINOIS 62901
                                 (800) 529-3513

        Solicitation of Proxies in Opposition to Proxies to be Solicited by the Board of Directors of Community Financial Corp.

                                  INTRODUCTION

         My name is Barrett R. Rochman, and I am a significant stockholder of Community Financial Corp. ("Community Financial"). I am the third largest stockholder of Community Financial and own more shares than any member of its Board of Directors. I beneficially own 128,740 shares, which represents approximately 5.8% of the outstanding shares of stock of Community Financial. I am sending this Proxy Statement and the enclosed BLUE PROXY card to the holders of common stock of Community Financial in connection with my solicitation of proxies to be voted at the 2000 Annual Meeting of Stockholders of Community Financial and, if directors are not elected at the next Annual Meeting, then also at the next meeting of stockholders at which directors are elected, and at any and all adjournments of those meetings (individually and collectively, the "Stockholders Meeting"). Although I do not know the time and location of the next Stockholders Meeting, notice of such meeting will be sent to you by Community Financial. I am soliciting proxies for use at the Stockholders Meeting
(i) to vote in favor of the election of Michael B. Nadler and me to the Board of Directors of Community Financial, (ii) to vote in favor of my stockholder proposal included in this Proxy Statement, (iii) to vote in favor of the independent auditors of Community Financial recommended by management (if presented for a vote) and (iv) to vote in my discretion on such other matters that may properly be presented at the Stockholders Meeting.

         I am sending this Proxy Statement to you directly or through Community Financial's transfer agent on or about February _____, 2000.

         You should receive two different proxy statements, each with its own accompanying form of proxy, in connection with the Stockholders Meeting this year. You are receiving this Proxy Statement and the enclosed BLUE PROXY card from me. You also should receive a separate proxy statement and proxy card from the Board of Directors of Community Financial (which probably will be white), similar to the way you received these materials in prior years. These two proxy statements will be very different because both the Board of Directors of Community Financial and I will be attempting to obtain authority from you to vote your shares at the Stockholders Meeting in accordance with our respective recommendations. Even if you plan to attend the Stockholders Meeting, I encourage you to sign and return only the enclosed BLUE PROXY card and not the proxy card which you may receive from Community Financial. Any BLUE PROXY card that you sign and return to me will be voted only in accordance with your instructions.

         Only one proxy of yours will be counted and used at the Stockholders Meeting. If you sign, date and mail a BLUE PROXY card to me and if you later sign and return a proxy card to Community Financial, the blue proxy card will not be counted when the votes are tabulated. I strongly urge you not to return any proxy card sent to you by the Board of Directors of Community Financial.

                       REASONS WHY I AM SOLICITING PROXIES

         I decided to seek a position on the Board of Directors in an effort to encourage the Board to take the following actions:

                  o         to improve the financial performance of Community
                            Financial;

                  o         to enhance stockholder value at Community Financial;
                            and

                  o         to reduce directors fees at Community Financial.

         I have experience in serving as a director of a publicly-held company, as I served on the Board of Directors of Heartland Bancshares, Inc., a bank holding company located in Herrin, Illinois, until it sold to Banterra Corp. in 1999. Mr. Nadler, my other nominee, was a First Vice President of Exchange National Bank and had responsibility for a $100 million loan portfolio. Exchange National was a bank with assets of approximately $1 billion before it was sold and was a subsidiary of a holding company that was a publicly-held company.

         As one of the significant stockholders of Community Financial, I am very interested in the success of our company and in doing what is best for all Community Financial stockholders. I believe that the current directors are not operating Community Financial in a manner that is maximizing Community Financial's financial performance or enhancing the value of Community Financial's common stock. My belief is supported by the facts: in comparison to the national averages for bank holding companies, consider for yourself Community Financial's unfavorable return on stockholder equity, its unfavorable return on total assets and its dismal stock price. The Board of Directors must be held accountable for Community Financial's weak performance.

             COMMUNITY FINANCIAL'S PERFORMANCE - LOOK AT THE FACTS

         For many stockholders of companies, the price at which their stock is trading is very important. I, for one, am happy when the price of my stock goes up and am unhappy when the stock price goes down. Well, I am very unhappy with the current stock price of Community Financial. On January 27, 2000, the last trade was at $9-3/16.

         If you look back a little farther, on May 1, 1998, Community Financial's stock reached a 4-year high of a $23.50 per share. The price of $9-3/16 on January 27, 2000 represents a decrease in value of almost 60% when compared to the 4-year high of $23.50. To put it another way, if you had invested $1,000 in the common stock of Community Financial at $23.50 a share, your investment would now be worth about $391 (not including dividends). Something must be done to increase the stock price of our company.

         Let me summarize for you below the high and low stock prices at which the common stock of Community Financial has traded in the past 5 years. And remember, when the stock of Community Financial was first sold to the public in March, 1995, the initial subscription price was $10 per share.

                                    High              Low
                                    ----              ---
                  1995             $14.00            $11.25
                  1996             $13.75            $11.75
                  1997             $20.25            $12.75
                  1998             $23.50            $11.00

                  1999             $11.50            $ 7.75

         Many observers believe that one test of a company's performance is how it compares to industry averages. Based upon its most recent reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission (the "SEC"), Community Financial had a return on average stockholders equity of 2.41% for the quarterly period ended September 30, 1999 and a 3.43% return on average stockholders equity for the year ended December 31, 1998. Based on statistics included in the Bank Holding Company Performance Report provided by the Federal Reserve Bank of St. Louis, the average return on equity for bank holding companies nationwide with assets greater than $300 million, but less than $500 million, was 12.32% for the quarterly period ended September 30, 1999 and 13.21% for 1998. So, you can easily see that Community Financial's recent return on average stockholders equity has been about one-fifth to one-quarter of the national averages.

         In addition, based again upon its most recent reports on Form 10-Q and 10-K filed with the SEC, Community Financial had a return on average assets of 0.26% for the quarterly period ended September 30, 1999 and 0.44% for the year ended December 31, 1998. Again, based on statistics included in the Bank Holding Company Performance Report, the average return on assets for bank holding companies nationwide with assets greater than $300 million, but less than $500 million, was 1.09% for the quarterly period ended September 30,1999 and 1.14% for 1998. So, you can see that Community Financial's recent return on assets has been about 25% to 39% of the national averages.

         I have summarized these facts in the table below.

                                                      Bank holding companies
                                                    with greater than $300 but
                           Community Financial  less than $500 million in assets
                           -------------------  --------------------------------
                             1999       1998           1999           1998
                             ----       ----           ----           ----

         Return on Equity    2.41%     3.43%          12.32%         13.21%

         Return on Assets    0.26%     0.44%           1.09%          1.14%

         Let's face reality and "cut to the chase." In my opinion, Community Financial's recent financial performance has been relatively poor. To look at it another way, those of you who bought stock of Community Financial in its initial public offering in 1995 and who still hold the stock today probably would have been better off investing your money in a 5% money market account five years ago instead of investing in Community Financial stock.(1) All the while, Community Financial has operated and continues to operate, in my opinion, at a sub-par level.

         Now, consider the directors fees that Community Financial continues to pay its Board members. Each non-employee member of Community Financial's Board who is also a director of Community Bank & Trust, N.A. ("CB&T"), Community Financial's largest subsidiary, receives an annual fee of $5,000, except for the Chairman of the Board of CB&T, who receives an annual fee of $15,000. If that is not enough, the outside directors (other than the Chairman of the Board) also receive a fee of $350 for each Board meeting

--------

(1) Assumes a stock price of $9-3/16 as of January 27, 2000. Based on investing at Community Financial's IPO price of $10 per share and including dividends, your investment would be worth almost $10.50 today. That same $10, at a 5% interest rate, would have been worth $12.50 after five years. Neither value has been compounded.

attended and $100 for each committee meeting attended (that means an additional $4,200 in fees based on 12 Board meetings per year). Furthermore, certain directors are provided the opportunity to make as much as $500 per board meeting attended with respect to the various other subsidiaries of Community Financial.

         Here is a summary of these fees based on information from last year's annual meeting proxy statement.

         Person                                Amount of Fees
         ------                                --------------
         Chairman of the Board                 $15,000 per year.

         Other Directors (who are not also     $9,200 per year, plus $100 for
         employees of Community Financial)     each committee meeting of
                                               Community Financial attended.

         Wayne H. Benson                       $4,200 per year, plus $100 for
                                               each committee meeting of
                                               Community Financial attended,
                                               plus up to $500 for each meeting
                                               attended of various Community
                                               Financial subsidiaries.

         Shirley B. Kessler                    $4,200 per year, plus $100 for
                                               each committee meeting of
                                               Community Financial attended,
                                               plus $500 for each meeting
                                               attended of one of Community
                                               Financial's subsidiaries.

         If I am elected, I will immediately recommend that the Board of Directors reduce or eliminate all directors fees. While I believe people should be paid for serving on Community Financial's Board of Directors, the directors fees should be tied to Community Financial's performance. Thus, I would like to see all directors fees eliminated or reduced until Community Financial's stock price trades above $14 for six consecutive months and until reasonable earnings goals are met.

         To top it all off, directors are eligible to participate in Community Financial's Management Recognition Plan (the "MRP"). Almost 60,000 shares have been issued to directors of Community Financial under the MRP. The question we stockholders should ask is, "what is our company recognizing?" It appears to me that Community Financial has recognized and applauded poor company performance resulting from the Board's actions and decisions. Let's face it, in order to reflect the true performance of these individuals, the MRP should, at best, be renamed the "Mediocre Results Plan."

         If I am elected, I also will immediately recommend that the Board hire a consultant or other advisor which specializes in financial institutions to make recommendations to the Board regarding specific measures designed to improve earnings at Community Financial. I plan to evaluate and recommend specific alternatives for enhancing stockholder value after I have been elected to the Board of Directors of Community Financial and have had an opportunity to review the operations of Community Financial as well as the recommendations of the consultant. These measures and alternatives, if implemented, hopefully would result in enhanced stockholder value and an increase in Community Financial's stock price. Additionally, although I have no plans to recommend or pursue an immediate sale of Community Financial, I am open to considering a sale of Community Financial as part of a strategy for enhancing stockholder value.

         I believe that I can serve the best interests of the stockholders of Community Financial, but I need your support to elect Michael Nadler and me to the Board of Directors.

                  ELECTION OF DIRECTORS OF COMMUNITY FINANCIAL

         The Articles of Incorporation of Community Financial that are on file with the SEC provide that the Board of Directors of Community Financial will consist of not less than six nor more than eleven directors divided into three classes as nearly equal in number as possible. The directors of each class are elected to serve for a term expiring at the third succeeding annual meeting of stockholders and until their successors have been elected and qualified. One class is to be elected annually by the stockholders of Community Financial. A class of two directors should be elected at the Stockholders Meeting for a term expiring at the annual meeting of stockholders in the year 2003. I am soliciting proxies to elect Michael Nadler and me to fill this class of directors.

         The Articles of Incorporation of Community Financial provide that each share of common stock is entitled to one vote. The two nominees who receive the highest number of votes will be elected as directors. I intend to vote only for Michael Nadler and myself for election as directors whose term will expire in 2003.

         Only your latest dated proxy will be counted at the Stockholders Meeting. If you choose to vote by proxy for Michael Nadler and me by using the enclosed BLUE PROXY, you may not also use the proxy card provided by Community Financial to vote for any other nominees. In addition, you CANNOT use the proxy card provided by the Board of Directors of Community Financial to vote for either Michael Nadler or me.

         I have agreed to serve as a director of Community Financial if elected. Michael Nadler has informed me that he has agreed to serve as a director of Community Financial if elected. This is the only agreement or understanding between Michael Nadler and me. Michael Nadler and I have no agreements or understandings as to how we will vote or what actions we will propose if elected as directors. Michael Nadler and I, if elected, will each act in a manner that we respectively believe will be in the best interests of Community Financial's stockholders. I believe that immediate action must be taken to improve Community Financial's financial performance and stock price.

         Unless you instruct me otherwise, I will vote the BLUE PROXIES received by me FOR the election of Michael Nadler and me as directors of Community Financial.

                             APPROVAL OF MY PROPOSAL

         I also intend to submit the proposal set forth below for consideration by the stockholders of Community Financial at the upcoming Stockholders Meeting. Additionally, I intend to submit the following statement in support of my proposal. Absent instructions to the contrary, the BLUE PROXIES received by me will be voted FOR my stockholder proposal. The affirmative vote of a majority of the shares represented at the Stockholders Meeting is required to approve my proposal.

         My Stockholder Proposal
         -----------------------

                  RESOLVED, that the stockholders of Community Financial Corp., present in person or by proxy, recommend that the Board of Directors
         (a) engage the services of a consultant or other advisor which has experience in advising financial institutions to make recommendations to the Board of Directors as to specific actions designed to improve earnings of Community Financial Corp. and enhance stockholder value, and (b) prepare a report regarding the advisor's or consultant's recommendations, at reasonable expense, for distribution to stockholders within six months of this meeting of stockholders.

         My Statement in Support of My Proposal
         --------------------------------------

                  I believe that the Board of Directors should hire a consultant or other advisor which has experience in advising in financial institutions to assist the Board in taking action designed to improve earnings and enhance stockholder value at Community Financial's common stock and to increase the stock price of Community Financial. Accordingly, I respectfully ask you to vote in favor of my proposed resolution. Please note, however, that if my resolution is approved by stockholders, it would recommend that the Board of Directors take certain action but not mandate any action.

                               INFORMATION ABOUT
                    BARRETT R. ROCHMAN AND MICHAEL B. NADLER

         The following table shows the number and percentage of the outstanding shares of common stock of Community Financial owned by my nominees for election as directors:

                 Name                 Number               Percentage (1)
                 ----                 ------               ----------

           Barrett R. Rochman         128,740                  5.8%

           Michael B. Nadler            6,000                  0.3%

         (1) Based upon 2,213,645 outstanding shares of common stock of Community Financial, as disclosed in Community Financial's Form 10-Q for the quarter ended September 30, 1999.

o  Barrett R. Rochman
   ------------------

         My principal occupation is the real estate investment business. My principal real estate investment activities include owning and renting commercial and residential real estate and purchasing tax certificates in Illinois. I have over 30 years of experience as a real estate investor. I am 56 years old and both my office and home are located in Carbondale, Illinois, where I have lived for the past 35 years. My business address is 1345 East Park Street, Carbondale, Illinois 62901.

         The SEC instituted proceedings against me in 1998 alleging that I violated Section 13(d) of the Securities Exchange Act of 1934 and certain rules thereunder (collectively the "Laws"). These proceedings were settled on February 17, 1999 without me having to admit or deny any of the alleged violations. As part of the settlement, the SEC ordered me to cease and desist from committing or causing any violation or any future violation of the Laws. The proceedings of the SEC related to certain reports that I was required to file with the SEC because I owned more than 5% of the outstanding shares of common stock of Heartland Bancshares, Inc. I was not required to pay any fine or penalty in connection with the settlement.

o  Michael B. Nadler
   -----------------

         Mr. Nadler's principal occupation is real estate investment and consulting. He has over 20 years of experience in the banking industry, having most recently served as First Vice President of Exchange National Bank, which was bank with approximately $1 billion in assets before it was sold. While at Exchange National, Mr. Nadler had responsibility for a $100 million loan portfolio. The holding company for Exchange National was a publicly-held company. Mr. Nadler also has served as president and a senior level manager at CNA Tax Investors, Ltd. and Capital Asset Research Corp., respectively. Mr. Nadler is 51 years old and both his office and home are located in Riverwoods, Illinois, which is a suburb of Chicago. He has lived in Riverwoods, Illinois for the past six years. Mr. Nadler's business address is 1919 Thornwood Lane, Riverwoods, Illinois 60015.

                      -----------------------------------

         Neither Michael Nadler nor I nor any of our associates (i) are, or within the past year have been, a party to any contract, arrangement or understanding with any person with respect to any securities of Community Financial, (ii) have, or during the past two years had, a direct or indirect interest in any transaction or series of similar transactions or in any currently proposed transaction or series of proposed transactions to which Community Financial, or any of its subsidiaries, was or is to be a party, (iii) have any arrangement or understanding with any person or between ourselves with respect to any future transactions to which Community Financial or any of its affiliates will or may be a party, or (iv) have any arrangement or understanding with any person or between ourselves with respect to future employment by Community Financial or its affiliates. Neither Michael Nadler nor I nor any companies that we control have had loans outstanding with Community Financial since the beginning of its last fiscal year.

         Neither Michael Nadler nor I have any arrangement or understanding with any other person or between ourselves according to which either of us will be nominated as a director of Community Financial. Neither Michael Nadler nor I nor any of our associates have any interest in the matters to be voted upon at the Stockholders Meeting other than our interest as stockholders of Community Financial.

         I estimate that my total expenditures relating to my solicitation of proxies will be approximately $50,000 (including, but not limited to, costs related to attorneys, printing, transportation and other costs incidental to the solicitation). My expenditures to date relating to this solicitation have been approximately $15,000. If elected as a director, I intend to seek reimbursement of these expenses from Community Financial. I do not know if the Board of Directors will submit my reimbursement request to a vote of stockholders of Community Financial.

         During the past year, my transactions in shares of Community Financial common stock have been the following purchases:

                    Date                            Number of Shares
                    ----                            ----------------

               January 7, 1999                         1,000 shares
               January 8, 1999                           800 shares
               January 11, 1999                          200 shares
               February 1, 1999                          200 shares
               February 9, 1999                        2,000 shares
               July 1, 1999                            8,500 shares
               July 2, 1999                            7,500 shares
               August 25, 1999                         5,000 shares
               September 1, 1999                       4,700 shares
               September 8, 1999                       2,000 shares
               September 23, 1999                      6,000 shares
               October 5, 1999                         6,000 shares
               October 19, 1999                        4,000 shares
               October 20, 1999                        3,000 shares
               November 2, 1999                        6,000 shares
               November 4, 1999                        5,000 shares
               November 30, 1999                       2,000 shares
               December 27, 1999                         600 shares

               January 3, 2000                        10,000 shares
               January 5, 2000                         2,000 shares
               January 5, 2000                         2,300 shares
               January 6, 2000                         2,300 shares
               January 6, 2000                         2,000 shares
               January 6, 2000                         1,000 shares
               January 6, 2000                         1,000 shares
               January 7, 2000                         1,000 shares
               January 10, 2000                        1,100 shares
               February 1, 2000                       12,500 shares

         My wife, Marilyn Rochman, whose address also is 1345 East Park Street, Carbondale, Illinois 62901, directly owns 6,340 shares of common stock of Community Financial. I disclaim any beneficial interest in the 6,340 shares owned by Marilyn Rochman.

         The Boo Rochman Charitable Corp. and the Rochman Family Investment, both of which I am administrator, own 20,300 and 2,400 shares of common stock of Community Financial, respectively. I share the power to vote and dispose of these shares with my wife.

         As of the date of this Proxy Statement, the total amount of funds that I have used in the purchase of shares of common stock of Community Financial for myself or on behalf of the Boo Rochman Charitable Corp. or Rochman Family Investment is approximately $1,156,000. This figure is based on the total number of shares of common stock of Community Financial that I have purchased, as well as the total number of shares purchased by the Boo Rochman Charitable Corp. and Rochman Family Investments, multiplied by the price per share paid and does not include broker fees associated with such purchases. To date, I have obtained personal loans in the amount of approximately $500,000 from the First National Bank & Trust Company, Carbondale, Illinois, and the Boo Rochman Charitable Corp., Rochman Family Investments and I have used a total of approximately $656,000 of our respective funds, including funds obtained from broker margin accounts, for such purchases.

         During the past year, Michael Nadler's transactions in shares of Community Financial common stock have been the following purchases, all of which were completed using his personal funds totaling approximately $57,000:

                     Date                       Number of Shares
                     ----                       ----------------

               December 30, 1999                   2,000 shares

               January 10, 2000                    2,000 shares

               January 12, 2000                    2,000 shares


                 CERTAIN INFORMATION ABOUT COMMUNITY FINANCIAL

         Based upon Community Financial's report on Form 10-Q filed with the SEC for the quarter ended September 30, 1999, there were 2,213,645 shares of common stock, $.01 par value per share, of Community Financial outstanding as of the close of business on November 2, 1999. Under Community Financial's Articles of Incorporation, each share of common stock is entitled to one vote on each matter to be considered at the Stockholders Meeting. The address of Community Financial's principal office is 240 East Chestnut, Olney, Illinois 62450-2295.

                 DATE, TIME AND PLACE OF THE COMMUNITY FINANCIAL
                              STOCKHOLDERS MEETING

         According to the Bylaws of Community Financial currently on file with the SEC, the Stockholders Meeting will be held at the main office of Community Financial at such date and time as the Community Financial Board of Directors may determine. Notice of the time and location of such Meeting will be sent to you by Community Financial. I do not yet know the record date for stockholders entitled to notice of and to vote at the Stockholders Meeting and any adjournment thereof.

                                  OTHER MATTERS

         I will vote your shares of Community Financial common stock represented by properly executed BLUE PROXIES in the manner which you direct. If no specific direction is given, I will vote pursuant to the BLUE PROXIES FOR the election of Michael Nadler and me to the Board of Directors of Community Financial, FOR approval of my stockholder proposal set forth above and, if presented for a vote, FOR the ratification or approval of the appointment of the independent auditors of Community Financial recommended by management. However, I am assuming that the only matters to be presented at the Stockholders Meeting will be the election of two directors of Community Financial and my stockholder proposal. If other matters are properly presented at the Stockholders Meeting, the BLUE PROXIES will grant me authority to vote such proxies in my discretion on such matters. Although I do not expect any such matters to be presented, if they are presented, I intend to vote in accordance with my best judgment on such matters.

         Proxies marked as abstentions, broker non-votes or as withholding authority to vote for Michael Nadler or me as directors or my stockholder proposal will be treated as shares present for purposes of determining whether a quorum for the Stockholders Meeting is present but will not be counted as votes cast for Michael Nadler or me or my stockholder proposal.

         Please refer to Community Financial's proxy statement relating to the Stockholders Meeting that may be sent to all stockholders with respect to information concerning (i) beneficial ownership by management of Community Financial's securities, (ii) beneficial owners of 5% or more of Community Financial's securities, (iii) committees of Community Financial's Board of Directors, (iv) meetings of Community Financial's Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as management's nominees to serve as directors of Community Financial, (vi) compensation and remuneration paid and payable to Community Financial's directors and management, (vii) the date by which stockholders must submit proposals to Community Financial for inclusion in Community Financial's next annual meeting proxy statement, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the proxy statement that Community Financial's Board of Directors may send to you in connection with the Stockholders Meeting.

         The expense of preparing and mailing this Proxy Statement and my other soliciting material, as well as my cost of soliciting proxies, will be borne by me but, if elected, I will seek reimbursement of such costs and expenses from Community Financial. In addition to the use of the mails, proxies may be solicited by me, by my employees or agents or by employees or agents of S.I. Securities who will not be specially compensated for such soliciting, through the use of telephone, fax, telegram, mail and personal solicitation. Approximately two employees or agents will be involved in soliciting proxies for me. I also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward my solicitation materials to the beneficial owners of common stock of Community Financial held by such institutions or persons, and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

         Once the Board of Directors has established the agenda for the Stockholders Meeting and the record date for stockholders of Community Financial who are eligible to attend and vote at the meeting, I may send additional information to you regarding the meeting. If you buy or sell shares of Community Financial common stock between the date of this Proxy Statement and the record date for the Stockholders Meeting, then you may have to complete and sign a new BLUE PROXY.

         IMPORTANT -- Please sign and date only the enclosed BLUE PROXY and mail it as soon as possible in the self-addressed, postage-prepaid envelope provided. When you receive a proxy card from Community Financial relating to the Stockholders Meeting, please do not sign or return it to Community Financial. If you do so, it may revoke any proxy that you return to me. If you want to revoke any proxy you have given to me, you may do so by signing and returning a new proxy (dated subsequent to any previous proxy), by attending the Stockholders Meeting and voting in person or by sending me a written letter of revocation of your proxy at the address shown on page 1 of this Proxy Statement.




                                 *     *     *

                                    IMPORTANT
                                    ---------

         Your vote is important. No matter how many or how few shares you own, please vote for the election of Michael Nadler and me as Directors of Community Financial, for my stockholder proposal and for the appointment of the independent auditors of Community Financial recommended by management (if presented for a vote) by signing, dating and mailing the enclosed BLUE PROXY as soon as possible.

         Please sign and mail only the enclosed BLUE PROXY if you wish to vote in accordance with my recommendations. Do not sign any proxy card that you may receive from the Board of Directors of Community Financial.

         You must sign your BLUE PROXY exactly as your name appears on your stock certificate of Community Financial. If you own your stock jointly, both owners should sign the BLUE PROXY.

         STREET NAME STOCKHOLDERS: If your shares of common stock are held in the name of your broker, bank or other nominee, you must to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Your broker or bank cannot vote your shares without receiving your instructions. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible. You should also return your proxy card to your broker or bank as soon as you receive it.

         The proxies that I am soliciting will be valid only at the Stockholders Meeting. The proxies will not be used for any other meeting and may be revoked at any time before they are exercised.

         If you have any questions or need further assistance, please do not hesitate to contact me at (800) 529-3513.


              The date of this Proxy Statement is February , 2000.

PROXY                                                                    PROXY

                PROXY SOLICITED ON BEHALF OF BARRETT R. ROCHMAN
               FOR USE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                      OF COMMUNITY FINANCIAL CORP. AND, IF
       DIRECTORS ARE NOT ELECTED AT THAT MEETING, AT THE NEXT MEETING OF
                  STOCKHOLDERS AT WHICH DIRECTORS ARE ELECTED

         The undersigned hereby appoints Barrett R. Rochman as proxy, with full power to appoint his substitute, to represent and to vote, as indicated below, all shares of common stock of Community Financial Corp. ("Community Financial") which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Community Financial and, if directors are not elected at that meeting, then also at the next meeting of stockholders at which directors are elected, and at any and all adjournments thereof (individually and collectively, the "Stockholders Meeting") upon the following matters:

         1.       Election of Barrett R. Rochman and Michael B. Nadler as
                  Directors.

         [ ]      FOR the election of Barrett R. Rochman

         [ ]      WITHHOLD authority to vote for Barrett R. Rochman

         [ ]      FOR the election of Michael B. Nadler

         [ ]      WITHHOLD authority to vote for Michael B. Nadler

         2.       Stockholder Proposal of Mr. Rochman.

         Approval of Mr. Rochman's proposal with regard to hiring a consultant or other advisor which specializes in financial institutions to make recommendations to the Board of Directors regarding actions to be taken to improve the earnings of Community Financial and to enhance stockholder value.

         [ ]      FOR        [ ]      WITHHOLD         [ ]     ABSTAIN

         3. Ratification or Approval of the Appointment of the Independent Auditors of Community Financial recommended by Management (if presented for a vote).

         [ ]      FOR        [ ]      WITHHOLD         [ ]     ABSTAIN

         4.       Other Matters.

         In Mr. Rochman's discretion, to vote on such other matters as may properly be presented at the Stockholders Meeting.

         This Proxy will be voted as directed, but if no direction is indicated, this Proxy will be voted FOR the election of Barrett R. Rochman and Michael B. Nadler as directors of Community Financial, FOR the approval of the proposal of Mr. Rochman with regard to hiring a consultant or other advisor which specializes in financial institutions to make recommendations to the Board of Directors regarding actions to be taken to improve earnings and enhance stockholder value at Community Financial, and FOR the ratification or approval of the independent auditors of Community Financial recommended by management (if presented for a vote). With respect to any other matters that may properly be presented at the Stockholders Meeting, Mr. Rochman intends to vote in accordance with his best judgment on such matters.

         THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES RELATING TO THE STOCKHOLDERS MEETING PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO ALL SHARES OF COMMON STOCK OF COMMUNITY FINANCIAL OWNED BY THE UNDERSIGNED.



Dated:
        ------------------                   --------------------------------
                                                       (Signature)

                                             --------------------------------
                                               (Signature, if held jointly)


                                             --------------------------------
                                                  (Title, if applicable)

                                             Please sign exactly as your name
                                             appears on the stock records of
                                             Community Financial. If there are
                                             two or more owners, both should
                                             sign this Proxy. When signing as
                                             attorney, executor, administrator,
                                             trustee, guardian or other
                                             representative capacity, please
                                             give full title as such. If owner
                                             is a corporation, please indicate
                                             full corporate name and sign by an
                                             authorized officer. If owner is a
                                             partnership or limited liability
                                             company, please indicate full
                                             partnership or limited liability
                                             company name and sign by an
                                             authorized person.